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                                                                    Exhibit 10.2

                           PRUDENTIAL FINANCIAL, INC.

                                STOCK OPTION PLAN

                                    ARTICLE I
                                     PURPOSE

         The purpose of the "Prudential Financial, Inc. Stock Option Plan" (the "Plan") is to foster and promote the long-term financial success of Prudential Financial, Inc. (the "Company") and materially increase shareholder value by (a) motivating superior employee performance by means of performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by the Company's and its Subsidiaries' (as hereinafter defined) employees and agents, and (c) enabling the Company to attract and retain the services of outstanding employees upon whose judgment, interest, and special effort the successful conduct of its operations is largely dependent.

                                   ARTICLE II

                                   DEFINITIONS

         2.1 Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:


                  Alternative Awards. "Alternative Awards" shall have the meaning set forth in Section 7.2.

                  Approved Retirement. "Approved Retirement" means termination of a Participant's employment (i) on or after the normal retirement date or any early retirement date established under any defined benefit pension plan maintained by the Company or a Subsidiary and in which the Participant participates or (ii) with the approval of the Committee (which may be given at or after grant), on or after attaining age 50 and completing such period of service as the Committee shall determine from time to time. Notwithstanding the foregoing, with respect only to Participants who reside in the United States, the term "Approved Retirement" shall not apply to any Participant who has an Agent Emeritus contract with an insurance affiliate of the Company (including, but not limited to, The Prudential Insurance Company of America), whether or not such individual is deemed to be retirement eligible or is receiving retirement benefits under any defined benefit pension plan maintained by the Company or a Subsidiary and in which the Participant participates.

                  Associates Grant. "Associates Grant" shall have the meaning set forth in Section 3.3(c).


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                  Board.  "Board" means the Board of Directors of the Company.

                  Cause. "Cause" means the following (as determined by the Committee in its sole discretion): dishonesty, fraud or misrepresentation; inability to obtain or retain appropriate licenses; violation of any rule or regulation of any regulatory agency or self-regulatory agency; violation of any policy or rule of the Company or any Subsidiary; commission of a crime; or any act or omission detrimental to the conduct of the business of the Company or any Subsidiary.

                  Change of Control. A "Change of Control" shall be deemed to have occurred if:

                           (i)   any Person (as defined below) acquires
                  "beneficial ownership" (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined Voting Power (as defined below) of the Company's securities; or

                           (ii) within any 24-month period, the Incumbent Directors (as defined below) shall cease to constitute at least a majority of the Board or the board of directors of any successor to the Company; provided, however, that any director elected to the Board, or nominated for election, by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this sub clause (ii); or

                           (iii) upon the consummation of a Corporate Event (as
                  defined below), and immediately following the consummation of which the stockholders of the Company immediately prior to such Corporate Event do not hold, directly or indirectly, a majority of the Voting Power of (x) in the case of a merger or consolidation, the surviving or resulting corporation, (y) in the case of a share exchange, the acquiring corporation or (z) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the relevant Corporate Event, holds more than 25% of the consolidated assets of the Company immediately prior to such Corporate Event.

         Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred merely as a result of (i) a reorganization involving the Company in connection with which the Converted Insurer (as defined below) converts from a mutual life insurance company to a stock company whose shareholder is the Company; (ii) the Company becoming a direct or indirect subsidiary of a mutual Parent whose members are primarily persons who were policyholders of the Converted Insurer immediately prior to such transaction or (iii) an underwritten

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         offering of the equity securities of the Company where no Person
         (including any group (within the meaning of Rule 13d-5(b) under the Exchange Act)) acquires more than 25% of the beneficial ownership interests in such securities.

                  Change of Control Price. "Change of Control Price" means the highest price per share of Common Stock offered in conjunction with any transaction resulting in a Change of Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change of Control occurring solely by reason of a change in the composition of the Board, the highest Fair Market Value of the Common Stock on any of the 30 trading days immediately preceding the date on which a Change of Control occurs.

                  Code. "Code" means the Internal Revenue Code of 1986, as amended, including, for these purposes, any regulations promulgated by the Internal Revenue Service with respect to the provisions of the Code.

                  Committee. "Committee" means the Compensation Committee of the Board or such other committee of the Board as the Board shall designate from time to time, which committee shall consist of two or more members, each of whom shall be a "Non-Employee Director" within the meaning of Rule 16b-3, as promulgated under the Exchange Act, and an "outside director" within the meaning of section 162(m) of the Code.

                  Common Stock. "Common Stock" means the common stock of the Company, par value $0.01 per share.

                  Company. "Company" means Prudential Financial, Inc., a New Jersey corporation, and any successor thereto.

                  Converted Insurer. "Converted Insurer" means The Prudential Insurance Company of America, an affiliate of the Company.

                  Corporate Event. "Corporate Event" means a merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of the assets of the Company, which has been approved by the shareholders of the Company

                  Disability. "Disability" means with respect to any Participant, long-term disability (but not optional long-term disability coverage) as defined under the welfare benefit plan maintained by either the Company or a Subsidiary and in which the Participant participates and from which the Participant is receiving a long-term disability benefit. In jurisdictions outside of the United States where long-term disability is covered by a mandatory or universal program sponsored by

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         the government or an industrial association, receipt of long-term disability benefit from such a program is considered to have met the disability definition of the Plan.

                  Domestic Partner. "Domestic Partner" means any person qualifying to be treated as a domestic partner of a Participant under the applicable policies, if any, of the Company or Subsidiary which employs the Participant.

                  Employee. "Employee" means any employee (including each officer) of, or insurance agent (whether or not a common law employee or a statutory employee) of, the Company or any Subsidiary.

                  Exchange Act. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  Fair Market Value. "Fair Market Value" means, on any date, the price of the last trade, regular way, in the Common Stock on such date on the New York Stock Exchange or, if at the relevant time, the Common Stock is not listed to trade on the New York Stock Exchange, on such other recognized quotation system on which the trading prices of the Common Stock are then quoted (the "Applicable Exchange"). In the event that (i) there are no Common Stock transactions on the Applicable Exchange on any relevant date, Fair Market Value for such date shall mean the closing price on the immediately preceding date on which Common Stock transactions were so reported and (ii) the Applicable Exchange adopts a trading policy permitting trades after 5 P.M. Eastern Standard Time ("EST"), Fair Market Value shall mean the last trade, regular way, reported on or before 5 P.M. EST (or such earlier or later time as the Committee may establish from time to time). Finally, and notwithstanding the foregoing, to the extent any Option or SAR granted under the Plan is granted on or as of the effective date of any initial public offering of the Common Stock ("IPO"), the Fair Market Value for these purposes means the IPO price of such Common Stock.

                  Family Member. "Family Member" means, as to a Participant, any
         (i) child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law (including adoptive relationships), or Domestic Partner of such Participant, (ii) trusts for the exclusive benefit of one or more such persons and/or the Participant and (iii) other entity owned solely by one or more such persons and/or the Participant.

                  Incumbent Directors. "Incumbent Directors" means, with respect to any period of time specified under the Plan for purposes of determining a Change of

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         Control, the persons who were members of the Board at the beginning of such period.

                  Option (including ISOs and Nonstatutory Stock Options). "Option" means the right to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an "Incentive Stock Option" ("ISO") within the meaning of
         Section 422 of the Code or (ii) an option which is not an Incentive Stock Option (a "Nonstatutory Stock Option").

                  Participant. "Participant" means any Employee designated by the affirmative action of the Committee (or its delegate) to participate in the Plan.

                  Person. "Person" means any person (within the meaning of Section 3(a)(9) of the Exchange Act), including any group (within the meaning of Rule 13d-5(b) under the Exchange Act)), but excluding any of the Company, any Subsidiary or any employee benefit plan sponsored or maintained by the Company or any Subsidiary.

                  SAR. "SAR" means a stock appreciation right granted under
         Section 6 in respect of one or more shares of Common Stock that entitles the holder thereof to receive, in cash or Common Stock, at the discretion of the Committee (which discretion may be exercised at or after grant, including after exercise of the SAR), an amount per share of Common Stock equal to the excess, if any, of the Fair Market Value on the date the SAR is exercised over the Fair Market Value on the date the SAR is granted.

                  Settlement Payment. "Settlement Payment" shall have the meaning set forth in Section 7.1.

                  Subsidiary. "Subsidiary" means any corporation or partnership in which the Company owns, directly or indirectly, more than 50% of the total combined voting power of all classes of stock of such corporation or of the capital interest or profits interest of such partnership.

                  Total Allocable Shares. "Total Allocable Shares" means, as defined in The Prudential Insurance Company of America Plan of Reorganization dated as of December 15, 2000, the number of "Allocable Shares" (the notional shares of Common Stock allocable among "Eligible Policyholders" under the Reorganization of The Prudential Insurance Company of America from a mutual insurance company to a stock insurance company, divided among the following forms of consideration: (a) Common Stock actually issued to such Eligible Policyholders, as well as (b) cash and "policy credits" issued to Eligible Policyholders under the terms of the Plan of Reorganization).

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         2.2 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

                                   ARTICLE III
                             POWERS OF THE COMMITTEE

         3.1 Power to Grant. The Committee shall determine those Employees to whom Options or SARs shall be granted and the terms and conditions of any and all such Options or SARs. The Committee may establish different terms and conditions for different Participants and for the same Participant for each Option or SAR such Participant may receive, whether or not granted at different times.

         3.2 Administration.

             (a) Rules, Interpretations and Determinations. The Committee shall administer the Plan. The Committee shall have full authority to interpret and administer the Plan, to establish, amend, and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, to construe the respective Option and/or SAR agreements and to make all other determinations necessary or advisable for the administration and interpretation of the Plan in order to carry out its provisions and purposes. Determinations, interpretations, or other actions made or taken by the Committee shall be final, binding, and conclusive for all purposes and upon all persons.

             (b) Agents and Expenses. The Committee may appoint agents (who may be officers or employees of the Company) to assist in the administration of the Plan and may grant authority to such persons to execute agreements or other documents on its behalf. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company.

             (c) Delegation of Authority. The Committee may delegate to the Company's Chief Executive Officer the power and authority to make and/or administer awards under the Plan with respect to individuals who are below the position of Senior Vice President (or analogous title), pursuant to such conditions and limitations as the Committee may establish; provided that only the Committee or the Board may select, and grant Options and/or SARs to, Participants who are subject to
         Section 16 of the Exchange Act or exercise any other discretionary authority under the Plan in respect of Options or SARs granted to such Participants.

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         3.3      Certain Rules Relating to Grants.

                  (a) Maximum Individual Grants. During any five (5) year period, no individual Participant may be granted Options or SARs to acquire more than 5% of the total shares available under the Plan; provided that, to the extent that SARs are granted in tandem with an Option, so that only one may be exercised with the other terminating upon such exercise, the number of shares of Common Stock subject to such tandem Option and SAR award shall only be taken into account once (and not as to both awards) for purposes of this limit.

                  (b) Repricing or Substitution of Options. The Committee shall not have the right to reprice outstanding Options or SARs or to grant new Options or SARs under the Plan in substitution for or upon the cancellation of Options or SARs previously granted.

                  (c) Broad Based Grants. Notwithstanding anything else to the contrary contained herein, the Committee may authorize the grant of Nonstatutory Stock Options to a broad based group of Employees, including all Employees or all Employees other than such class or classes of Employees as the Committee shall determine ("Associates Grants"). Unless the Committee shall otherwise determine, any such Associates Grant shall be made on terms and conditions that are substantially the same for all Employees (or all Employees in a specified classification of Employees) receiving such grant.

                                   ARTICLE IV
                          COMMON STOCK SUBJECT TO PLAN

         4.1 Number. Subject to the provisions of Section 4.3, the number of shares of Common Stock issuable under the Plan in its entirety shall not exceed seven percent (7%) of the Company's Total Allocable Shares in the aggregate. Of that percentage, two percent (2%) of the Company's Total Allocable Shares are reserved for any Associates Grants under the Plan, with the remaining five percent (5%) available for the general grant of Options and SARs under the Plan. The number of shares of Common Stock reflecting these percentages will be set forth in Exhibit A to the Plan once such numbers are capable of calculation. The number of shares of Common Stock issuable under the Plan described above is reduced by the number of shares of Common Stock, if any, subject to outstanding options granted to, or that were subject to options that have been exercised by,
(i) any individual who is (or was, at the time of the grant of such options) a member of the Board and not an Employee or (ii) an individual or entity whose rights in respect of such options derived from such a member of the Board. When a SAR is granted in tandem with an Option, so that only one may be exercised with the other terminating upon such exercise, the number of shares of Common Stock subject to the tandem Option and SAR award shall only be taken into account once (and not as to both

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awards) for purposes of this limit (and for purposes of the provisions of
Section 4.2. The shares to be delivered under the Plan may consist, in whole or in part, of treasury Common Stock or authorized but unissued Common Stock, not reserved for any other purpose.

         4.2 Canceled or Terminated Options or SARs. Any shares of Common Stock subject to an Option or SAR which for any reason expires without having been exercised, is canceled or terminated or otherwise is settled without the issuance of any Common Stock (including, but not limited to, shares tendered to exercise outstanding Options or shares tendered or withheld for taxes) shall again be available for grants of Options or SARs under the Plan. Notwithstanding the foregoing, in the event that any SARs are exercised for cash or shares of Common Stock, the number of shares of Common Stock as to which such SARs have been exercised (and not just the number of shares actually issued) shall be deemed issued for purposes of determining the limit under Section 4.1 and shall not again be available for issuance pursuant to this Section 4.2.

         4.3 Adjustment in Capitalization. In the event of any Common Stock dividend or Common Stock split, recapitalization (including, but not limited, to the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders (other than ordinary cash dividends), exchange of shares, or other similar corporate change, the aggregate number of shares of Common Stock available for Options or SARs under Section 4.1 or subject to outstanding Options or SARs and the respective exercise prices or base prices applicable to outstanding Options or SARs may be appropriately adjusted by the Committee, in its discretion, and the Committee's determination shall be conclusive.

                                    ARTICLE V
                                  STOCK OPTIONS

         5.1 Grant of Options. Subject to the provisions of Section 4.1, Options may be granted to Participants at such time or times as shall be determined by the Committee. Options granted under the Plan may be of two types: (i) ISOs and
(ii) Nonstatutory Stock Options. Except as otherwise provided herein, the Committee shall have complete discretion in determining the number of Options, if any, to be granted to a Participant, except that ISOs may only be granted to Employees who are common law employees of the Company or one of its majority owned subsidiaries (within the meaning of Section 424 of the Code). Each Option grant shall be evidenced by an Option agreement that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Common Stock to which the Option pertains, and such other terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan.

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         5.2 Exercise Price. Nonstatutory Stock Options and ISOs granted pursuant to the Plan shall have an exercise price no less than the Fair Market Value of a share of Common Stock on the date the Option is granted.

         5.3 Exercise of Options. Unless the Committee shall impose a different schedule requiring a longer or shorter period of service to exercise in full any Option granted hereunder, one-third of each Nonstatutory Stock Option or ISO granted pursuant to the Plan shall become exercisable on each of the first three anniversaries of the date such Option is granted; provided that the Committee may establish performance-based criteria for exercisability that can accelerate the exercisability of all or any portion of any Option. Subject to the provisions of this Article V, once any portion of any Option has become exercisable it shall remain exercisable for its full term. The Committee shall determine the term of each Nonstatutory Stock Option or ISO granted, but, except as expressly provided below, in no event shall any such Option be exercisable for more than 10 years after the date on which it is granted.

         5.4 Payment. The Committee shall establish procedures governing the exercise of Options. No shares shall be delivered pursuant to any exercise of an Option unless arrangements satisfactory to the Committee have been made to assure full payment of the exercise price therefor. Without limiting the generality of the foregoing, payment of the exercise price may be made: (a) in cash or its equivalent (b) by exchanging shares of Common Stock (which are not the subject of any pledge or other security interest) which have been owned by the person exercising the Option for at least six (6) months at the time of exercise; (c) through an arrangement with a broker approved by the Company whereby payment of the exercise price is accomplished with the proceeds of the sale of Common Stock; or (iv) by any combination of the foregoing; provided that the combined value of all cash and cash equivalents paid and the Fair Market Value of any such Common Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such exercise price. The Company may not make a loan to a Participant to facilitate such Participant's exercise of any of his or her Options.

         5.5 ISOs. Notwithstanding anything in the Plan to the contrary, no Option that is intended to be an ISO may be granted after the tenth anniversary of the effective date of the Plan and no term of this Plan relating to ISOs shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under
Section 422 of the Code, or, without the consent of any Participant affected thereby, to disqualify any ISO under such Section 422.

         5.6 Termination of Employment.

             (a) Due to Death. In the event a Participant's employment terminates by reason of death, any Options granted to such Participant shall become immediately exercisable in full and may be exercised by the Participant's estate or

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         as may otherwise be provided for in accordance with the requirements of
         Section 9.2, at any time prior to the later of (i) the first anniversary of the Participant's death or (ii) the earlier to occur of
         (A) the expiration of the term of the Options or (B) the third anniversary (or such earlier date as the Committee shall determine at the time of grant) of the Participant's death.

             (b) Due to Disability. In the event a Participant's employment is terminated by his or her employer by reason of Disability, any Options granted to such Participant shall become immediately exercisable in full and may be exercised by the Participant (or, in the event of the Participant's death after termination of employment when the Option is exercisable pursuant to its terms, by the Participant's estate or as otherwise may be provided for in accordance with the requirements of
         Section 9.2), at any time prior to the expiration date of the term of the Options or within three (3) years (or such shorter period as the Committee shall determine at the time of grant) following the Participant's termination of employment, whichever period is shorter.

             (c) Due to Approved Retirement. In the event a Participant's employment terminates by reason of Approved Retirement, any Options granted to such Participant which are then outstanding shall become immediately exercisable in full and may be exercised by the Participant (or, in the event of the Participant's death after termination of employment when the Option is exercisable pursuant to its terms, by the Participant's estate or as otherwise may be provided for in accordance with Section 9.2), at any time prior to the expiration date of the term of the Options or within five (5) years (or such shorter period as the Committee shall determine at the time of grant) following the Participant's Approved Retirement, whichever period is shorter.

             (d) Termination of Employment For Cause or Resignation. In the event a Participant's employment is terminated by the Company or any Subsidiary for Cause or by the Participant other than due to his death, Disability, Approved Retirement or within 12 months of a Change of Control, any Options granted to such Participant that are then not yet exercised shall expire at the time of such termination and not be exercisable thereafter.

             (e) Termination of Employment for Any Other Reason. Unless otherwise determined by the Committee at or following the time of grant, in the event the employment of the Participant shall terminate for any reason other than one described in Section 5.6 (a) through (d), any Options granted to such Participant which are exercisable at the date of the Participant's termination of employment may be exercised by the Participant (or, in the event of the Participant's death after termination of employment when the Option is exercisable pursuant to its terms, by the Participant's estate or as may otherwise

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         be provided for in accordance with the requirements of Section 9.2) at any time prior to the expiration of the term of the Options or the ninetieth day following the Participant's termination of employment, whichever period is shorter, and any Options that are not exercisable at the time of termination of employment shall expire at the time of such termination and not be exercisable thereafter.

         5.7 Restrictive Covenants and Other Conditions. Without limiting the generality of the foregoing, the Committee may condition the grant of any Option under the Plan upon the Employee to whom such Option would be granted agreeing in writing to certain conditions in addition to the provisions regarding exercisability of the Option (such as restrictions on the ability to transfer the underlying shares of Common Stock) or covenants in favor of the Company and/or one or more Subsidiaries (including, without limitation, covenants not to compete, not to solicit employees and customers and not to disclose confidential information, that may have effect following the termination of the Employee's employment with the Company and its Subsidiaries and after the Option has been exercised, including, without limitation, the requirement that the Employee disgorge any profit, gain or other benefit received in respect of the exercise of the Option prior to any breach of any such covenant by the Employee). Notwithstanding the foregoing, no Associates Grant shall contain any such restrictions or covenants.

                                   ARTICLE VI
                        STOCK APPRECIATION RIGHTS (SARs)

         6.1 Grant of SARs. SARs may be granted to any Participants, all Participants or any class of Participants at such time or times as shall be determined by the Committee. SARs may be granted in tandem with an Option, or may granted on a freestanding basis, not related to any Option. A grant of a SAR shall be evidenced in writing, whether as part of the agreement governing the terms of the Option, if any, to which such SARs relate or pursuant to a separate written agreement with respect to freestanding SARs, in each case containing such provisions not inconsistent with the Plan as the Committee shall approve.

         6.2 Terms and Conditions of SARs. Notwithstanding the provisions of
Section 6.1, unless the Committee shall otherwise determine the terms and conditions (including, without limitation, the exercise period of the SAR, the vesting schedule applicable thereto and the impact of any termination of service on the Participant's rights with respect to the SAR) applicable with respect to
(i) SARs granted in tandem with an Option shall be substantially identical (to the extent possible taking into account the differences related to the character of the SAR) to the terms and conditions applicable to the tandem Options and
(ii) freestanding SARs shall be substantially identical (to the extent possible taking into account the differences related to the character of the SAR) to the terms and conditions that would have been applicable under Section 5 were the grant of the SARs a grant of an Option.

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         6.3 Exercise of Tandem SARs. SARs which are granted in tandem with an
Option may only be exercised upon the surrender of the right to exercise such Option for an equivalent number of shares and may be exercised only with respect to the shares of Stock for which the related Option is then exercisable.

         6.4 Payment of SAR Amount. Upon exercise of a SAR, the holder shall be entitled to receive payment, in cash, in shares of Common Stock or in a combination thereof, as determined by the Committee, of an amount determined by multiplying:

             (a) the excess, if any, of the Fair Market Value of a share of Stock at the date of exercise over the Fair Market Value of a share of Common Stock on the date of grant, by

             (b) the number of shares of Common Stock with respect to which the SARs are then being exercised;

provided, however, that at the time of grant, the Committee may establish, in its sole discretion, a maximum amount per share which will be payable upon exercise of a SAR.

                                   ARTICLE VII
                                CHANGE OF CONTROL

         7.1 Accelerated Vesting and Payment. Subject to the provisions of
Section 7.2, in the event of a Change of Control each Option and SAR then outstanding shall be fully exercisable regardless of the exercise schedule otherwise applicable to such Option and/or SAR and, in connection with such a Change of Control, the Committee may, in its discretion, provide that each Option and/or SAR shall, upon the occurrence of such Change of Control, be canceled in exchange for a payment per share (the "Settlement Payment") in an amount equal to the excess, if any, of the Change of Control Price over the exercise price for such Option or the base price of such SAR. Such Settlement Payment shall be in the form of cash, unless the transaction which constitutes the Change of Control is intended to qualify for treatment as a "Pooling of Interests" under APB No. 16 (or any successor thereto), in which case such Settlement Payment shall be in registered stock of the same class as is otherwise provided to the shareholders of the Company.

         7.2 Alternative Awards. Notwithstanding Section 7.1, no cancellation, acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to any Option or SAR if the Committee reasonably determines in good faith prior to the occurrence of a Change of Control that such Option or SAR shall be honored or assumed, or new rights substituted therefore (such honored, assumed or substituted award hereinafter called an "Alternative Award"), by a Participant's employer (or the parent or

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an affiliate of such employer) immediately following the Change of Control;
provided that any such Alternative Award must:

             (a) be based on stock which is traded on an established securities market;

             (b) provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Option or SAR, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

             (c) have substantially equivalent economic value to such Option or SAR (determined at the time of the Change in Control); and

             (d) have terms and conditions which provide that in the event that the Participant's employment is involuntarily terminated for any reason (including, but not limited to a termination due to death, Disability or for Cause) or constructively terminated (as described below), all of such Participant's Options and/or SARs shall be deemed immediately and fully exercisable and shall be settled for a payment per each share of stock subject to the Alternative Award in cash, in immediately transferable, publicly traded securities or in a combination thereof, in an amount equal to the excess of the Fair Market Value of such stock on the date of the Participant's termination over the corresponding exercise or base price per share.

For this purpose, a "constructive termination" shall mean a termination of employment by a Participant following a material reduction in the Participant's base salary or a Participant's incentive compensation opportunity, in either case without the Participant's written consent.

         7.3 Accounting Issues. In applying the provisions of this Article VII to a Pooling of Interests, the provisions related to business combinations under FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation - an Interpretation of APB Opinion No. 25" (including any interpretations and modifications thereof) shall be taken into account.

                                  ARTICLE VIII
                AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

         8.1 General. The Board may, at any time and from time to time amend, modify, suspend, or terminate this Plan, in whole or in part, without notice to or the consent of any participant or employee; provided, however, that any amendment which would (i) increase the number of shares available for issuance under the Plan or (ii) lower

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

the minimum exercise price at which an Option (or the base price at which a SAR) may be granted shall be subject to the approval of the Company's shareholders. No amendment, modification, or termination of the Plan shall in any manner adversely affect any Option or SAR theretofore granted under the Plan, without the consent of the Participant.

         8.2 Non-U.S. Employees. With respect to any Subsidiary of the Company which employs Participants who reside outside of the United States, the Committee may in its sole discretion amend or vary the terms of this Plan in order to conform such terms with the requirements of local law to meet the objectives and purpose of this Plan, and the Committee may, where appropriate, establish one or more sub-plans to reflect such amended or varied provisions.

                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

         9.1 Transferability of Options or SARs. No Options or SARs granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Committee may, in the Option agreement or otherwise, permit transfers of Nonstatutory Stock Options with or without tandem SARs and freestanding SARs to Family Members (including, without limitation, transfers effected by a domestic relations order).

         9.2 Treatment of Any Outstanding Rights or Features Upon Participant's Death. Any Options, SARs, rights or features remaining unexercised or unpaid at the Participant's death shall be paid to, or exercised by, the Participant's estate except where otherwise provided by law, or when done in accordance with other methods (including a beneficiary designation process) put in place by the Committee or a duly appointed designee from time to time. Except as otherwise provided herein, nothing in this Plan is intended or may be construed to give any person other than Participants any options, rights or remedies under this Plan.

         9.3 Deferral of Payment. The Committee may, in the Option agreement or otherwise, permit a Participant to elect, upon such terms and conditions as the Committee may establish, to defer receipt of shares of Common Stock that would otherwise be issued upon exercise of a Nonstatutory Stock Option with or without tandem SARs or freestanding SARs. Notwithstanding anything else contained herein to the contrary, deferrals shall not be permitted hereunder in a way which will result in the Company or any Subsidiary being required to recognize a financial accounting charge due to such deferral which is substantially greater than the charge, if any, that was associated with the underlying Options or SARs.

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

         9.4 No Guarantee of Employment or Participation. The terms or existence of this Plan, as in effect at any time or from time to time, or any grant of Options or SARs under the Plan, shall not interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary or any other affiliate of the Company. Except to the extent expressly selected by the Committee to be a Participant, no person (whether or not an Employee or a Participant) shall at anytime have a right to be selected for (or additional) participation in the Plan, despite having previously participated in an incentive or bonus plan of the Company or an affiliate. The existence of the Plan shall not be deemed to constitute a contract of employment between the Company or any affiliate and any Employee or Participant, nor shall it constitute a right to remain in the employ of the Company or any affiliate.

         9.5 Tax Withholding. The Company, Subsidiary or an affiliate shall have the right to deduct from all payments or distributions hereunder any federal, state, or local taxes or other obligations required by law to be withheld with respect thereto. The Company may defer issuance of Common Stock upon the exercise of an Option or a SAR until such requirements are satisfied. The Committee may, in its discretion, permit a Participant to elect, subject to such conditions as the Committee shall impose, (a) to have shares of Common Stock otherwise issuable under the Plan withheld by the Company or (b) to deliver to the Company previously acquired shares of Common Stock, in either case for the greatest number of whole shares having a Fair Market Value on the date immediately preceding the date of exercise not in excess of the minimum amount required to satisfy the statutory withholding tax obligations upon the corresponding exercise of an Option or a SAR settled in Common Stock.

         9.6 No Limitation on Compensation; Scope of Liabilities. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans if and to the extent permitted by applicable law. The liability of the Company, Subsidiary or any affiliate under this Plan is limited to the obligations expressly set forth in the Plan, and no term or provision of this Plan may be construed to impose any further or additional duties, obligations, or costs on the Company or any affiliate thereof or the Committee not expressly set forth in the Plan.

         9.7 Requirements of Law. The granting of Options or SARs and the issuance of shares of Common Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

         9.8 Term of Plan. The Plan shall be effective upon its adoption by the Board and approval by the New Jersey Commissioner of Banking and Insurance. The Plan shall continue in effect, unless sooner terminated pursuant to Article VIII, until no more shares are available for issuance under the Plan.

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

         9.9 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of New Jersey, without regard to principles of conflict of laws.

         9.10 No Impact On Benefits. Except as may otherwise be specifically stated under any employee benefit plan, policy or program, Options and SARs shall not be treated as compensation for purposes of calculating an Employee's right under any such plan, policy or program.

         9.11 No Constraint on Corporate Action. Except as provided in Article VIII, nothing contained in this Plan shall be construed to prevent the Company, or any affiliate, from taking any corporate action (including, but not limited to, the Company's right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets) which is deemed by it to be appropriate, or in its best interest, whether or not such action would have an adverse effect on this Plan, or any awards made under this Plan. No employee, beneficiary, or other person, shall have any claim against the Company, any Subsidiary, or any of its affiliates, as a result of any such action.

         9.12 Captions. The headings and captions appearing herein are inserted only as a matter of convenience. They do not define, limit, construe, or describe the scope or intent of the provisions of the Plan.

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